EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated November 30, 2005 and November 5, 2004, except for note 10 which date is December 9, 2004 included in its Annual Report on Form 10-KSB for its years ended September 30, 2005 and 2004, respectively. The undersigned also consents to the reference to the undersigned under the heading “Experts” in the Registration Statement.

/s/ ROSE, SNYDER & JACOBS

Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants
Encino, California
September 13, 2006